Exhibit 3.1

Control No. J414285

STATE OF GEORGIA
Secretary of State
Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE
OF
AMENDMENT

I, Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

HABERSHAM BANCORP
a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on 12/29/2008 and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/certificate of amendment

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on December 29,2008

/s/ Karen C Handel Karen C Handel Secretary of State

Control No: J414285
Date Filed: 12/29/2008 08:52 AM
Karen C Handel
Secretary of State

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HABERSHAM BANCORP

1.

The name of the Corporation is Habersham Bancorp

2.

The Amended and Restated Articles of Incorporation of the Corporation are hereby amended by inserting the following new Article 5B(l) immediately following Article 5B:

"ARTICLE 5B(1)

Of the foregoing class of Preferred Stock the Corporation hereby designates the rights, privileges, preferences, and limitations of the Series A Preferred Stock set forth below:

SERIES A NONCUMULATIVE PERPETUAL PREFERRED STOCK
Relative Rights and Preferences and Other Terms
As Designated By the Board of Directors

1.              Designation and Initial Number. The class of shares of preferred stock hereby authorized shall be designated "Series A Noncumulative Perpetual Preferred Stock" (hereinafter, the "Series A Preferred Stock"). The initial number of authorized shares of the Series A Preferred Stock shall be 10,000 shares, no par value. Defined terms used herein shall have the meanings ascribed to them in their context or in Section 10 hereof.

2.             Rank. The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with each other class or. series of capital stock (except for Common Stock) of the Corporation, the terms of which do not expressly provide that such class or series will rank either junior or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"), (ii) senior to the Corporation's Common Stock and each other class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Junior Securities"), and (iii) junior to each other class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, referred to as "Senior Securities"). The Corporation has the right to authorize and issue additional shares or classes or series of Junior Securities, Parity Securities or Senior Securities without the consent of the Holders.

3.              Voting Rights. The Holders shall not be entitled to vote on any matter except to the extent required by law. On those matters on which the Holders are entitled to vote, the Holders shall have the right to one vote for each share of Series A Preferred Stock, shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance with the Bylaws of the Corporation, and shall be entitled to vote in such manner as provided by law. Unless otherwise provided by law, the Holders shall vote together with the holders of Common Stock as a single class, and not as a separate class.

4.              Dividend Rights.

(a)            From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends at an annual rate of 6.0% of the Liquidation Preference (the "Dividends"). Any Dividends will be computed on the basis, of a 360-day year of twelve 30-day months, and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), or if any such day is not a Business Day, on the first Business Day subsequent thereto. Each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a "Dividend Period."

(b)           Each Dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the fifteenth day of the month preceding the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day following such date.

(c)           Dividends on the Series A Preferred Stock are non-cumulative. If the Board of Directors does not declare a Dividend on the Series A Preferred Stock in respect of any Dividend Period, the Holders will have no right to receive any Dividend for such Dividend Period, and the Corporation will have no obligation to pay a Dividend for such Dividend Period, whether or not Dividends are declared and paid for any future Dividend Period with respect to the Series A Preferred Stock or the Common Stock or any other class or series of the Corporation's capital stock.

(d)           If full Dividends payable pursuant to Subparagraph 4(a) on all outstanding shares of the Series A Preferred Stock for any Dividend Period have not been declared and paid, the Corporation shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan or (ii) any declaration of a dividend in connection with any shareholders' rights plan, including with respect to any successor shareholders' rights plan, or the issuance of rights, stock or other property under any shareholders' rights plan, including with respect to any successor shareholders' rights plan, or the redemption or repurchase of rights pursuant thereto. If Dividends payable pursuant to Subparagraph 4(a) for any Dividend Period are not paid in full on the shares of the Series A Preferred Stock and there are issued and outstanding shares of Parity Securities with the same relevant payment date (or a payment date falling within the same. Dividend Period if the payment dates are not the same), then all dividends declared on shares of the Series A Preferred Stock and such Parity Securities on such date(s) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly Dividends per share payable on the shares of the Series A Preferred Stock pursuant to Subparagraph 4(a) and all such Parity Securities otherwise payable on such relevant payment date(s) (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

5.             Liquidation or Dissolution.

(a)           If the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at such time shall be entitled to receive, on a per share basis, the Liquidation Preference, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, dissolution or winding up out of assets legally available for distribution to the Corporation's shareholders; before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities (such amount is herein referred to as the "Liquidation Value").

(b)           To the extent the payments required by Section 5(a) have been made in full to the Holders and to holders of any Parity Securities, the remaining assets and funds of the Corporation shall be distributed among the holders of the Junior Securities, according to their respective rights and preferences and in each case according to their respective shares.

(c)    If the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock as required by Section 5(a) and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(d)           Neither a change of control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 5.

6.             Maturity. The Series A Preferred stock shall be perpetual.

7.             Repurchase Provision. Subject to regulatory approval and to such approval as may be expressly required pursuant to the terms of any preferred stock issued by the Corporation to and held by the U.S. Treasury, the Corporation shall have the right to repurchase all or any part of the Series A Preferred Stock at any time at a purchase price per share equal to the Liquidation Value. Any shares of Series A Preferred Stock that are repurchased by the Corporation shall revert to authorized but unissued shares of preferred stock (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of preferred stock other than Series A Preferred Stock).

8.             No Implied Limitations. Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of preferred stock of the Corporation into series and, within the limitations set forth in the Georgia Business Corporate Code, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the Corporation.

9.             General Provisions. In addition to the above provisions with respect to the Series A Preferred Stock, such Series A Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation's Articles of Incorporation with respect to preferred stock generally.

10.           Definitions. As used herein with respect to the Series A Preferred Stock, the following terms have the following meanings:

(a)           The term "Business Day" means any day other than a Saturday, Sunday or any other day on which banks in Atlanta, Georgia are generally required or authorized by law to be closed.

(b)           The term "Common Stock has the meaning set forth in Section 2.

(c)           The term "Effective Date" means the effective date on which shares of the Series A Preferred Stock are first designated in Articles of Amendment filed with the Georgia Secretary of State pursuant to the provisions of O.C.G.A. § 14-2-602.

(d)           The term "Holder" means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(e)           The term "Liquidation Preference" means, as to the Series A Preferred Stock, $1,000 per share.

(f)            The term "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

11.            Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the Holders at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the Holder actually receives such notice."

3.

The foregoing amendment was duly adopted by the Corporation's Board of Directors on December 20, 2008 and shall be effective upon filing with the Georgia Secretary of State. Shareholder approval was not required pursuant to the provisions of Section 14-2-602 of the Georgia Business Corporation Code.

[Signature appears on next page]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officer this 29th day of December , 2008

HABERSHAM BANCORP

By:	/s/ Edward D. Ariail
Edward D. Ariail
Vice President and Corporate Secretary

Control No: J414285
Date Filed: 12/18/2008 03:31 PM
Karen C Handel
Secretary of State

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HABERSHAM BANCORP

1.

The name of the Corporation is Habersham Bancorp.

2.

The Amended and Restated Articles of Incorporation of the Corporation are hereby amended by renumbering the current Article 5 as Article 5A and inserting the following new Article 5B immediately thereafter:

"ARTICLE 5B

(a)           The Corporation shall also be authorized to issue 10,000,000 shares of preferred stock, no par value ("Preferred Stock").

(b)           The Board of Directors of the Company is hereby granted the authority, subject to the provisions of this Article 5B and to the limitations prescribed by law, to classify the unissued shares of Preferred Stock into one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series the terms, including the preferences, rights and limitations, of such series. Each series shall consist of such number of shares as shall be stated in the resolution or resolutions providing for the issuance of such series together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of the series. The Board of Directors may from time to time decrease the number of shares of any series of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status of authorized but unissued shares of Preferred Stock.

(c)           The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and the distinctive designation of that series;

(ii)
The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(iii)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)
Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v)
Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund and

(vii)	Any other relative rights, preferences and limitations of that series.

(d)           The holders of shares of each series of Preferred Stock shall be entitled upon liquidation or dissolution, or upon the distribution of the assets, of the Company to such preferences as provided in the resolution or resolutions creating the series, and no more, before any distribution of the assets of the Company shall be made to the holders of any other series of Preferred Stock or to the holders of shares of Common Stock. Whenever the holders of shares of Preferred Stock of all series shall have been paid the full amounts to which they shall be entitled, the holders of shares of Common Stock shall be entitled to share ratably in all the remaining assets of the Company."

3.

The foregoing amendment was duly adopted by the Corporation's Board of Directors on November 15, 2008 and was duly approved by its shareholders in accordance with the provisions of Section 14-2-1003 on December 17, 2008. It shall be effective upon filing of these Articles of Amendment with the Georgia Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its duly authorized officer this 17th day of December, 2008.

HABERSHAM BANCORP

By:	/s/ Edward D. Ariail
Edward D. Ariail
Vice President and Corporate Secretary

Secretary of State	DOCKET NUMBER	: 052130240
Corporations Division	CONTROL NUMBER	: J414285
315 West Tower	EFFECTIVE DATE	: 07/22/2005
#2 Martin Luther King, Jr. Dr.	REFERENCE	: 0045
Atlanta, Georgia 30334-1530	PRINT DATE	: 08/01/2005
	FORM NUMBER	: 119

JOEL CARTER
POWELL GOLDSTEIN LLP
1201 WEST PEACHTREE ST.
ATLANTA, GA   30309

CERTIFICATE OF SHARE EXCHANGE

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that articles or certificate of share exchange have been filed on the effective date set forth above regarding

HABERSHAM BANCORP
A Georgia corporation
and
LIBERTY BANK & TRUST
A Georgia Bank

and that the fees have been paid as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles or certificate of share exchange.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox Cathy Cox Secretary of State

Certificate of Share Exchange
Between
Liberty Bank & Trust
and
Habersham  Bancorp

Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporations Code, Habersham Bancorp, a corporation organized and existing under the laws of the State of Georgia (the "Company"), hereby executes the following Articles of Share Exchange:

1.            Pursuant to an Agreement and Plan of Share Exchange, dated as of February 23, 2005 (the "Agreement"), at the effective time set forth in Article 6 hereof, the Company will acquire all of the outstanding shares of Liberty Bank & Trust, bank chartered under the laws of the State of Georgia (the "Bank"), through a share exchange (the "Share Exchange"). Both the Company and the Bank will continue to exist for all legal and corporate purposes after the effective time of the Share Exchange.

2.            The executed Agreement is on file at the Company's principal place of business located at 282 Historic Highway 441 North, Cornelia, Habersham County, Georgia. A copy of the Agreement will be furnished by the Company, upon request and without cost, to the shareholders of the Company and the Bank.

3.            The Agreement was adopted and ratified by all of the shareholders of the Bank pursuant to a written unanimous consent dated July 21, 2005. The Bank has no other classes of capital stock entitled to vote on the Agreement.

4.            The Company's shareholders were not required to approve the Agreement

5.            The undersigned hereby certifies that the Company, as the acquiring corporation in the Share Exchange, will deliver the request for publication of a notice of filing of this Certificate of Share Exchange, together with payment therefor, as required by Section 14-2- 1105.1(b) of the Georgia Business Corporations Code.

6.            The Share Exchange shall be effective as of 11:58 p.m., Eastern Daylight Savings Time, on July 22,2005.

IN WITNESS WHEREOF, the acquiring corporation in the Share Exchange has caused this Certificate of Share Exchange to be executed in its name by its President and Chief Executive Officer and attested by its Secretary as of the 22nd day of July, 2005.

HABERSHAM BANCORP
[Corporate Seal]

	By:	/s/ David D. Stovall
David D. Stovall
President and Chief Executive Officer

	Attest:	/s/ Edward D. Ariail
Edward D.Ariail '
Secretary

Department of Banking and Finance
2990 Brandwine Road, Suite 200
Atlanta, Georgia 30341-5565
Sonny Perdue	770-986-1633	David G. Sorrell
Governor	www.gadbf.org	Commissioner

July 22, 2005

Honorable Cathy Cox
Secretary of State
Suite 306, West Tower
#2 Martin Luther King Jr. Drive
Atlanta, Georgia 30334

Re:	Articles of Share Exchange-Habersham Bancorp, Cornelia, Habersham County, Georgia, to acquire Liberty Bank & Trust, Toccoa, Stephens County, Georgia.

Articles of Merger-Liberty Bank &Trust, Toccoa, Stephens County, Georgia, to merge with and into Habersham Bank, Cornelia, Habersham County, Georgia.

Dear Ms. Cox:

On June 30, 2005 the Department approved the application of Habersham Bancorp to acquire Liberty Bank &Trust. Please find enclosed Articles of Share Exchange and expedited filing fee receipt for the share exchange transaction. The parties to the transaction would like to consummate the acquisition transaction via a share exchange on July 22, 2005 at 11:58 p.m.

Also, please find enclosed this Department’s Certificate of Approval, Articles of Merger, and expedited filing fee for the merger of Liberty Bank & Trust with and into Habersham Bank. It appears that all requirements of law have been completed and the Certificate of Merger may be issued by your office. The parties to the merger would like for the effective date of the merger to be July 22, 2005 at 11:59 p.m.

If you have any questions regarding the transactions, please contact the undersigned at (770)986-1645.

Sincerely,

/s/ Murnli Ramachundrao
Murnli Ramachundrao
Corporate Manager, Financial Institutions

cc:	Mr. Joel B. Carter
Powell Goldstein LLP
One Atlanta Center, Fourteenth Floor
1201 West Peachtree Street, NW
Atlanta Georgia 30309-3488

Secretary of State	DOCKET NUMBER	:	001431045
Corporations Division	CONTROL NUMBER	:	J414285
315 West Tower	EFFECTIVE DATE	:	05/22/2000
#2 Martin Luther King, Jr. Dr.	REFERENCE	:	0093
Atlanta, Georgia 30334-1530	PRINT DATE	:	05/22/2000
	FORM NUMBER	:	111

POWELL GOLDSTEIN FRAZER & MURPHY
JEANNIE OSBORNE
16TH FL., 191 PEACHTREE ST.,NE
ATLANTA, GA 30303

CERTIFICATE OF AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

HABERSHAM BANCORP
A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/s/ Cathy Cox Cathy Cox Secretary of State

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
HABERSHAM BANCORP

1.

The name of the Corporation is Habersham Bancorp.

2.

The Corporation hereby amends Article 9 of its Amended and Restated Articles of Incorporation by deleting Article 9 in its entirety and inserting in lieu thereof a new Article 9 as follows:

"9.
The number of directors of the Company shall be not less than five nor more than 25 and within that minimum and maximum shall be such number as shall be from time to time specified by the shareholders or the Board of Directors of the Corporation."

3.

The foregoing amendment was duly approved by the Corporation's Board of Directors on January 29, 2000 and by its shareholders on April 15, 2000.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be sighed by its duly authorized officer this 15th day of April, 2000.

HABERSHAM BANCORP

By:	/s/ Edward D. Ariail
Edward D.Ariail
Vice President and Corporate Secretary

Secretary of State	DOCKET NUMBER	:	951810326
Corporations Division	CONTROL NUMBER	:	8414285
315 West Tower	EFFECTIVE DATE	:	06/30/1995
2 Martin Luther King, Jr. Dr.	REFERENCE	:	0069
Atlanta, Georgia 30334-1530	PRINT DATE	:	06/30/1995
	FORM NUMBER	:	411

POWELL, GOLDSTEIN, FRAZER & MURPHY
DEBRA L. SKAL
191 PEACHTREE ST, NE, 16TH FLOOR
ATLANTA, GEORGIA 30303

CERTIFICATE OF MERGER

I, MAX CLELAND, Secretary of State of the State of Georgia, do hereby issue this certificate pursuant to Title 14 of the Official Code of Georgia Annotated certifying that articles or a certificate of merger and fees have been filed regarding the merger of the below entities, effective as of the date shown above. Attached is a true and correct copy of said filing.

Surviving Entity:

HABERSHAM BANCORP, a Georgia corporation

Non-Surviving Entity:

SECURITY BANCORP, INC., a Georgia corporation

/s/ MAX CLELAND MAX CLELAND SECRETARY OF STATE

CORPORATIONS 656-2817  ●  CORPORATIONS HOT-LINE 404-656-2222 (Outside Metro-Atlanta)

CERTIFICATE OF MERGER
OF
SECURITY BANCORP, INC.
WITH AND INTO
HABERSHAM BANCORP

Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporation Code, HABERSHAM BANCORP, a corporation organized and existing under the laws of the State of Georgia ("Habersham") hereby executes the following Certificate of Merger:

1.
Pursuant to an Agreement and Plan of Merger dated as of January 16,1995 (the "Agreement"), at the effective time set forth in Paragraph 9 of this Certificate of Merger, SECURITY BANCORP, INC., a corporation organized and existing under the laws of the State of Georgia ("Security"), will merge with and into Habersham (the "Merger").

2.	Habersham will be the surviving corporation resulting from the Merger and will continue to operate under the name "Habersham Bancorp."

3.	Habersham will not amend its Articles of Incorporation as a result of the Merger.

4.
The executed Agreement is on file at Habersham's principal place of business located at Highway 441 North, P.O. Box 1980, Cornelia, Georgia 30531. A copy of the Agreement will be furnished by Habersham, on request and without cost, to the shareholders of Habersham and Security.

5.
The Agreement was required to be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the $1.00 par value common stock of Security ("Security Common Stock"). At the close of business on the record date for determining the holders of Security Common Stock entitled to vote with respect to the Agreement, there were 525,000 shares of Security Common Stock issued and outstanding. Accordingly, the affirmative vote of 262,501 shares of Security Common Stock was required to adopt the Agreement. In a meeting of Security shareholders held on June 15, 1995, the Agreement was adopted by the affirmative vote of the holders of 469,073 shares of Security Common Stock. Security has no other classes of capital stock entitled to vote on the Agreement.

6.	The Agreement was not required to be adopted by the shareholders of Habersham.

7.	All provisions of the laws of the State of Georgia applicable to the Merger have been complied with.

8.
The undersigned hereby certifies that the surviving corporation of the Merger will deliver the request for publication of a notice of filing of this Certificate of Merger, together with payment therefor, as required by Section 14-2-1105.1(b) of the Georgia Business Corporation Code.

Secretary of State	DOCKET NUMBER	:	951240333
Corporations Division	CONTROL NUMBER	:	8414285
Suite 315 West Tower	EFFECTIVE DATE	:	04/17/1995
2 Martin Luther King, Jr. Dr.	REFERENCE	:	0069
Atlanta, Georgia 30334-1530	PRINT DATE	:	05/04/1995
	FORM NUMBER	:	0111

POWELL, GOLDSTEIN, FRAZER & MURPHY
CAROL I. MCEWEN
191 PEACHTREE STREET, NE, 16TH FLR
ATLANTA, GA 30303

CERTIFICATE OF AMENDMENT

I, MAX CLELAND, Secretary of State and the Corporation Commissioner of the State of Georgia, do hereby certify under the seal of my office that

HABERSHAM BANCORP
A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the office of the Secretary of State and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

/S/ MAX CLELAND MAX CLELAND SECRETARY OF STATE

CORPORATIONS 656-2817 • CORPORATIONS HOT-LINE 404-656-2222 (Outside Metro-Atlanta)

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
HABERSHAM BANCORP

1.

The name of the corporation is HABERSHAM BANCORP.

2.

The corporation hereby amends its Articles of Incorporation by deleting Article 5 thereof in its entirely and substituting in lieu thereof the following:

"The Corporation shall have the authority to issue Ten Million (10,000,000) shares of common stock."

3.

A resolution of the Board of Directors to so amend the Articles of Incorporation of the corporation was adopted on January 21, 1995. Such amendment was recommended to the shareholders and was duly approved by the shareholders of the corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code at a meeting held on April 15, 1995.

4.

The corporation further amends its Articles of Incorporation by adding the following new Article 5A thereto:

"The par value of the common stock of the Company shall be $1.00 per share."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

5.

The amendment set forth in Section 4. above was unanimously approved by the members of the Board of Directors of the corporation on January 21, 1995.  Shareholder action was not required.

IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be signed by its duly authorized officer, this 17th day of April, 1995.

HABERSHAM BANCORP

/s/ Edward D. Ariail
Edward D. Ariail
Vice President and Secretary

ARTICLES OF AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION OF
HABERSHAM BANCORP

1.

The name of the Corporation is:

Habersham Bancorp.

2.

The Restated Articles of Incorporation of the Corporation are amended by adding new Articles 14 and 15 as follows:

14.

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of any duty as a director, except for liability for:

(a)	any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(b)	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)	the types of liability set forth in Section 14-2-154 of the Official Code of Georgia Annotated; or

(d)	any transaction from which the director derived an improper material tangible personal benefit.

If, after approval by the shareholders of this Article, the Official Code of Georgia Annotated is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

15.

Should an provision of the Articles of Incorporation of the Corporation, as amended and restated, or any clause thereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of the Articles of Incorporation of the Corporation, as amended and restated, shall remain valid and fully enforceable.

3.

The foregoing amendment to the Restated Articles of Incorporation was duly adopted by the shareholders of the Corporation entitled to vote thereon at a meeting held April 16, 1988.  As of the record date, there were 175,000 shares of the Corporation's common stock issued, outstanding and entitled to vote on the amendment.  The affirmative vote of the holders of a majority of the outstanding shares (87501  shares) was required to adopt the amendment. Of the 175,000 shares outstanding and entitled to vote, 138,081 shares were voted in favor of the amendment. IN WITNESS WHEREOF, the undersigned officers of the Corporation have hereunto executed these Articles of Amendment to the Restated Articles of Incorporation this 16th day of April, 1988.

HABERSHAM BANCORP

	By:	/s/ R. Allen Smith
R. Allen Smith
ATTEST:		President

/s/ David D. Stovall
David D. Stovall
Comptroller, Secretary & Treasurer

[CORPORATE SEAL]

74912147G

I Max Cleland, Secretary of State of the State of Georgia, do hereby certify that the articles of incorporation of "HABERSHAM BANCORP", have been duly restated under the laws of the State of Georgia on the 7th day of September, 1984, and have been amended by the filing of restated articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said restated articles of incorporation.

IN TESTIMONY WHEREOF. I have hereunto set my hand and affixed the seal of my office, at the Capitol in the City of Atlanta, this 7th day of September in the year of our Lord One Thousand Nine Hundred and Eighty Four and of the Independence of the United States of America the Two Hundred and Nine

/S/ MAX CLELAND
SECRETARY OF STATE, EX-OFFICIO CORPORATION
COMMISSIONER OF THE STATE OF GEORGIA

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HABERSHAM BANCORP

1.

The name of the Corporation is:  "HABERSHAM BANCORP."

2.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

3.

The Corporation shall have perpetual duration.

4.

The Corporation is organized for the purpose of doing any and all things which a corporation may now or hereafter be authorized to do under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto, or substituted therefor; including, but not by way of limitation, the following specific purposes:

(a)    To act as a holding company and to acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depositary receipts for shares, or capital stock of, or any bonds, notes, debentures, or other evidences of indebtedness, options, warrants or other securities issued by, other businesses of any lawful character, including, but not limited to, banks, insurance agencies and companies, mortgage loan and servicing companies, trust companies, data processing companies, courier or messenger companies and any other businesses providing goods or services related to banking; and

(b)    To operate insurance agencies, to make and acquire mortgage loans and render mortgage loan services, to provide courier or messenger services and to provide other goods or services related to banking.

To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that, to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

The foregoing provisions of this Article 4 shall be construed both as purposes and powers and each as an independent purpose and power.    The foregoing enumeration of specific purposes and powers herein specified shall,  except when otherwise provided in this Article 4, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any Article of these Articles of Incorporation.

5.

The Corporation shall have authority to issue One Million (1,000,000) shares of $2.50 par value common stock.

6.

The Corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.
7.

The Corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.
8.

The pre-emptive right of any shareholder to acquire authorized and unissued shares of the Corporation is denied.

9.

(a)    The Board of Directors, when it consists of nine or more members, shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible.    Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years and each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his successor or until his earlier resignation, death or removal from office.  Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

(b)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

10.

(a)    Except as provided in paragraph (b) of this Article 10, the Board of Directors shall have the right to adopt, amend or repeal the By-laws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(b)    Notwithstanding subparagraph (a) of this Article 10, any amendment of the By-laws of the Corporation changing the number of directors shall require the affirmative vote of at least two-thirds (2/3) of the directors then in office or the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

(c)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

11.

(a)    At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(b)    At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(c)    For purposes of this Article 11, a director of the Corporation may only be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

(d)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 11 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

12.

(a)    Except as set forth in subparagraph (d) of this Article 12,  the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon shall be required to approve:

(i)	any merger or consolidation of the Corporation with or into any other corporation; and

(ii)	any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity;

if, as of the record date for determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is a party to such a transaction is the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(b)    For purposes of this Article 12, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of the Corporation:

(i)	which it owns directly, whether or not of record; or

(ii)	which it has the right to acquire, pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

(iii)
which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of subparagraph (b)(ii) above) , by an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1984) of the other corporation, person or entity; or

(iv)
which are beneficially owned, directly or indirectly (including shares deemed owned through application of subparagraph (b)(ii) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined above) has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of the Corporation.

For the purpose of determining whether a corporation, person or entity is the beneficial owner of one or more of the issued and outstanding shares of the Corporation, the issued and outstanding shares of the Corporation shall include shares not in fact issued and outstanding but deemed owned through the application of clauses (b)(ii), (iii) and (iv) above, but shall not include any other shares which are not then issued and outstanding but which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options or otherwise.

(c)    The Board of Directors shall have the power and duty to determine for the purposes of this Article 12, on the basis of information known to the Corporation, whether:

(i)
such other corporation, person or entity beneficially owns, directly or indirectly, more that five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors;

(ii)	a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another;

(iii)	any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation;

(iv)
the memorandum of understanding referred to in subparagraph (d) below is substantially consistent with the transaction covered, thereby. Any such determination shall be conclusive and binding for all purposes of this Article 16.

(d)    The provisions of this Article 12 shall not apply to:

(i)
any merger or similar transaction with any corporation if two-thirds (2/3) of the directors of the Corporation then in office has approved a memorandum of understanding with such other corporation with respect to such transaction prior to the time that such other corporation shall have become the beneficial owner of more than five percent (5%) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors; or, after such acquisition of 5% of the issued and outstanding shares, if two-thirds (2/3) or more of the directors then holding office approve such transaction prior to its consummation; or

(ii)
any merger or consolidation of the Corporation with, or any sale or lease to the Corporation (or any subsidiary thereof) of any assets of, or any sale or lease by the Corporation (or any subsidiary thereof) of any of its assets to, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in an election of directors is owned of record or beneficially by the Corporation and its subsidiaries.

(e)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

13.

(a)    The Board of Directors, when evaluating any offer of another party (a) to make a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate any other corporation with the Corporation, or (c) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors,  including without limitation:    (i) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary banks of the Corporation are charged with providing support to and being involved in the communities they serve); and (ii) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

(b)    Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders' of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

The original Articles of Incorporation (the "Original Articles") of the Corporation are superseded in their entirety by the foregoing Amended and Restated Articles of Incorporation (the "Amended Articles") of the Corporation.    The Amended Articles reflect the addition of Articles 9 through 13 to the Original Articles.    Apart from the foregoing additions and those provisions of the Original Articles which, by statute, need not be included herein, the provisions of the Amended Articles merely restate the provisions of the Original Articles.

The Board of Directors of the Corporation authorized the amendment and restatement of the Original Articles on the 18th day of August, 1984.  The sole shareholder of the Corporation, who owns all of the 200 issued and outstanding shares of common stock, $2.50 par value, approved such amendment and restatement on the 18th day of August, 1984.  The affirmative vote of a majority of the issued and outstanding shares of the Corporation was required to adopt such amendment and restatement.

IN WITNESS WHERE OF, the undersigned has executed these Amended and Restated Articles of Incorporation, this 4th day of September, 1984.

HABERSHAM BANCORP
[CORPORATE SEAL]
	By:	/s/ R. Allen Smith
R. Allen Smith
President

ATTEST
/s/ David D. Stovall
David D. Stovall
Secretary & Treasurer

DUPLICATE

"HABERSHAM BANCORP"

has been duly incorporated under the laws of the Slate of Georgia on the 9th day of  March 1984, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid. as provided by law. and that attached hereto is a true copy of said articles of incorporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at the Capitol, ill the City of Atlanta, this 9th day of March in the year of our Lord One Thousand Nine Hundred and Eighty Four and of the Independence of the United States of America the Two Hundred and Eight •

/S/ MAX CLELAND
SECRETARY OF STATE. EX-OFFICIO CORPORATION
COMMISSIONER OF THE STATE OF GEORGIA

ARTICLES OF INCORPORATION

I.

The name of the corporation is:

HABERSHAM BANCORP.

II.

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The Corporation shall have perpetual duration.

IV.

The Corporation is organized for the purpose of doing any and all things which a corporation may now or hereafter be authorized to do under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto, or substituted therefor, including, but not by way of limitation, the following specific purposes:

(a)    To act as a holding company and to acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depositary receipts for shares, or capital stock of, or any bonds, notes, debentures, or other evidences of indebtedness, options, warrants or other securities issued by, other businesses of any lawful character, including, but not limited to, banks, insurance agencies and companies, mortgage loan and servicing companies, trust companies, data processing companies, courier or messenger companies and any other businesses providing goods or services related to banking; and

(b)    To operate insurance agencies, to make and acquire mortgage loans and render mortgage loan services, to provide data processing and management services, to provide factoring services, to provide courier or messenger services and to provide other goods or services related to banking.

To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the  protection or benefit of the Corporation.

IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power.  The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation.

V.

The total number of shares of capital stock which the Corporation shall have authority to issue is ONE MILLION (1,000,000) SHARES of common stock of $2.50 par value per share.

The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

The voting powers, designations, preferences and relative rights of the shareholders of the Corporation are as follows:

Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended with respect to the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by any applicable law, the holders of outstanding shares of Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation in the election of directors and on all other matters presented to the shareholders.

The Board of Directors may from time to time distribute to stockholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

VI.

None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any king, class or series now or hereafter authorized.

VII.

The initial registered office of the Corporation shall be at Highway 441 North, Cornelia, Habersham County, Georgia, 30531 (mailing address: P. O. Box 1980, Cornelia, Georgia  30531).   The initial registered agent of the Corporation shall be David D. Stovall.

VIII.

The initial Board of Directors shall be composed of five (5) Directors as follows:

1.	Tom Arrendale	3.	Lee Arrendale
	Arrendale Street		Hwy. 441 North
	Clarkesville, Georgia 30523		Clarkesville, Georgia 30523

2.	R. Allen Smith
Route 2
Cornelia, Georgia 30531

4.	James J. Holcomb
Hwy, 197 South
Clarkesville, Georgia 30523

5.	Carroll Milam, Jr
Windy Hill
Mt. Airy, Georgia 30563

IX.

The name and address of the incorporator is:

Johnny R. Myers
Route 2 Box 2590
Cornelia, Georgia 30531

X.

The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of shares of stock.

IN WITNESS WHEREOF, the undersigned executed these Articles of Incorporation.

/s/ Johnny R. Myers
Incorporator

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO:	Max Cleland
Secretary of State
Corporations Division
Floyd Towers
Plaza Level - West
200 Piedmont Avenue, S. E.
Atlanta, Georgia 30334

I, DAVID D. STOVALL, do hereby consent to serve as registered for the corporation "HABERSHAM BANCORP.".

This  2nd day of March, 1984.

/s/ David D. Stovall
David D. Stoval

Address of Registered Agent:

P. 0. Box 1980
Cornelia, Georgia 30531

based on a diligent search of the records on file in this office, I find that the name of the following proposed domestic corporation to wit

"HABERSHAM BANCORP"

is not identical with or confusingly similar to the name of any other existing domestic or domesticated or foreign corporation registered in the records on file in this office or to the name of any other proposed domestic or domesticated, or foreign corporation as shown by a certificate of the Secretary of State heretofore issued and presently effective.

This certificate is in full force and effective for a period of 4 calendar months from date of issuance. After such period of time, this certificate is void.

In TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of my office, at the Capitol, in the City of Atlanta, this 28th day of February, in the year of our Lord One Thousand Nine Hundred and Eighty Four and of the Independence of the United States of America the Two Hundred and Eight.

/S/ MAX CLELAND
84059139	SECRETARY OF STATE EX-OFFICIO CORPORATION COMMISSIONER OF THE STATE OF GEORGIA